UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):   February 27, 2006

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7.  Regulation FD

Item 7.01  Regulation FD Disclosure

            See Item 8.01, “Other Events” below.

Section 8.  Other Events

Item 8.01  Other Events

            On February 27, 2006, KFx Inc. (the “Company”) announced that the underwriters of its follow-on public offering of 7,000,000 shares, which closed on February 8, 2006, have exercised in full their over-allotment option, purchasing 1,050,000 additional shares of Common Stock.  Including the over-allotment shares purchased on February 27, 2006, the offering totaled 8,050,000 shares of Common Stock at a price to the public of $18.75 per share, resulting in net proceeds to KFx of approximately $144.4 million after deducting the underwriting discounts and commissions and the estimated offering expenses.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated February 27, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: February 27, 2006	By:	/s/ Kevin R. Collins
Kevin R. Collins
Executive Vice President of Finance & Strategy and Chief Financial Officer

KFx INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated February 27, 2006